UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(D) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):  June 30, 2011

WORLD FUEL SERVICES CORPORATION
(Exact name of registrant as specified in its charter)

Florida	1-9533	59-2459427
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

9800 N.W. 41st Street, Suite 400 Miami, Florida	33178
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: (305) 428-8000

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

⃞ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
⃞ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
⃞ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
⃞ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01.       Entry into a Material Definitive Agreement.

On June 30, 2011, World Fuel Services Corporation ("World Fuel") entered into the First Amendment (the "Amendment") to its existing receivables purchase agreement dated as of March 31, 2011 (the "Original Agreement", as amended by the Amendment, the "Agreement") among World Fuel Services, Inc., World Fuel Services Europe, Ltd., and World Fuel Services (Singapore) Pte Ltd, each a subsidiary of World Fuel, as sellers, World Fuel and Wells Fargo Bank, National Association ("Wells").

The Original Agreement allowed the sellers to offer for sale up to $50.0 million of certain of their accounts receivable.  The Amendment increased the size of this receivables program from $50.0 million to up to $100.0 million and added World Fuel Services Trading DMCC, a subsidiary of World Fuel, as an additional seller under the Agreement. Wells may in its sole discretion decline offers to purchase receivables from the sellers.

Under the Agreement, the sale price for the accounts receivable will be at an amount equal to 90% (and for certain receivables 100%) of the sold accounts receivable balance less a discount margin equivalent to a floating market rate plus 2% and certain other fees, as applicable. Under the Agreement, the sellers retain a 10% beneficial interest in certain of the sold accounts receivable.

The sellers have been appointed by Wells as its servicer to service and administer the sold accounts receivable.

The Agreement terminates upon the earliest of (i) April 1, 2012, unless the term is extended for subsequent one-year terms at the option of the sellers, (ii) the occurrence of a termination event, and (iii) 60 days' prior written notice of termination given by the sellers or Wells. The Agreement contains customary termination events, including, among other things, the failure to make timely payments or deposits under the Agreement or the breach of covenants, representations or warranties under the Agreement.  The sellers may also be required to repurchase sold accounts receivable if certain customary repurchase events occur. The obligations of the sellers under the Agreement are guaranteed by World Fuel.

Wells and its affiliates have, from time to time, performed, and may in the future perform, various financial advisory, commercial banking and investment banking services for World Fuel, for which they received or will receive customary fees, expenses and indemnities.

Item 2.03.     Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth above in Item 1.01 of this Form 8-K is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

Date:	July 7, 2011	World Fuel Services Corporation

/s/ Ira M. Birns
Ira M. Birns
Executive Vice President and Chief Financial Officer

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